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                                                                   EXHIBIT 10.14
                                      LEASE


(1)  THIS LEASE made this 23rd day of October , 2000, by and between:

           INTERNATIONAL-WIXOM, LLC a Michigan limited liability company 23179 Telegraph Road Southfield, MI 48034 the Lessor, hereinafter designated as Landlord, and:

           ROCKWELL MEDICAL TECHNOLOGIES, INC.
           a Michigan corporation
           28025 Oakland Oak Court
           Wixom, MI  48393

     the Lessee, hereinafter designated as Tenant.

(2)  DESCRIPTION/TERM/COMMENCEMENT.

     (A) PREMISES. Landlord, in consideration of the Rent to be paid and the covenants and agreements to be performed by Tenant, leases to Tenant the following described premises situated in the City of Wixom, County of Oakland, State of Michigan: a free standing building consisting of approximately Fifty Thousand Eight Hundred Fifty Eight (50,858) square feet commonly known as 30142 Wixom Road, Wixom, Michigan 48393 (the "Building"), which, together with the contiguous parking and landscaping areas used by and servicing the Building, are hereinafter referred to as the "Premises". The Premises are part of a larger complex which contains a total of five (5) industrial buildings, either constructed or to be constructed as shown on the site plan attached hereto as Exhibit A (the "Property"). The Property contains parking and common areas which are or will be shared by and used by all of the buildings which are located or will be located on the Property.

     (B) TERM. The Lease term shall begin on the Commencement Date and shall run for Eighty Four (84) full calendar months thereafter, unless sooner terminated as provided herein (the "Term"). In the event that the Commencement Date is other than the first day of a month, then the Term shall be extended by the number of days remaining in the first month after the Commencement Date, and the Rent shall be correspondingly increased as provided in Paragraph 3 below.

     (C) COMMENCEMENT. The Term shall commence on the earliest of the following (the "Commencement Date"):

          (i)  May 1, 2001; or

          (ii) Occupancy of the Premises by Tenant in whole or in part.

          Provided, however, in the event that Tenant shall be unable to occupy the Premises due solely to the inability of Landlord to complete Landlord's work so as to ready the Premises for Tenant's occupancy and provided further that Tenant shall not have contributed to or caused in whole, or in part, the delay, then in that event, the Commencement Date shall be delayed until the date on which the City of Wixom issues either a conditional or final Certificate of Occupancy.



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(3)  RENT. Tenant agrees to pay to Landlord as rental for the Premises (the
     "Rent") during the Term, the sum of Two Million Six Hundred Seventy Thousand Forty Five ($2,670,045.00) Dollars payable in monthly installments in advance, on the first day of each month as follows:

          Thirty One Thousand Seven Hundred Eighty Six and 25/100 ($31,786.25) Dollars upon execution of this Lease, receipt of which is hereby acknowledged representing payment of Rent for May, 2001, and a like sum on the first day of each consecutive month thereafter during the Term of this Lease until a total of Eighty Four (84) consecutive monthly Rent payments of Thirty One Thousand Seven Hundred Eighty Six and 25/100 ($31,786.25) Dollars have been made.

     The Rent shall commence on the Commencement Date. If the Commencement Date is other than the first day of a month, the Rent and other payments due to Landlord shall be adjusted to reflect the addition of the days in the month of commencement, and in such case, the Rent due for the month of commencement shall be prorated based upon the number of days remaining in said month.

(4) RENT/ADDITIONAL RENT. The purpose and intent of this Lease is that the Rent shall be an absolute net return to Landlord and shall continue unreduced and unabated throughout the entire Term. Tenant shall pay to and reimburse Landlord as additional rent Real Estate Taxes and expenses and charges of every kind and nature incurred in connection with the maintenance, upkeep and preservation of the Building and Tenant's pro rata share ("Pro Rate Share") of all Real Estate Taxes, insurance and other expenses and charges of every kind and nature incurred in connection with the maintenance, upkeep and preservation of the Property during the Term as follows:

     (A) REAL ESTATE TAXES. Tenant shall pay to and reimburse Landlord for: (i) all of the Real Estate Taxes which are levied against the Building during the Term, and (ii) Tenant's Pro Rata Share of all Real Estate Taxes which are levied against the land valuation portion of the Property during the Term.

          "Real Estate Taxes" as used herein shall mean all property taxes and assessments levied or imposed upon the Building and/or Property. For determining the valuation of the land portion of the Property (as opposed to the valuation of buildings constructed thereon), Landlord and Tenant will utilize the records and calculations of the Township Assessor as the same may be adjusted from time to time. If, due to a change in the method of taxation or the elimination of any Real Estate Tax now or previously in effect, any franchise or other tax shall be levied against Landlord in substitution for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise or other tax shall be deemed to be Real Estate Taxes for purposes hereof.

     (B) INSURANCE/UPKEEP/MAINTENANCE/REPAIRS. Tenant shall pay to and reimburse Landlord for: (i) Landlord's premiums for the insurance which Landlord maintains on the Building including Landlord's fire and extended casualty coverage, liability coverages and loss of rental income insurance, and (ii) any expenses which Landlord incurs for the maintenance, repair, upkeep, and preservation of the Building, and
          (iii) Tenant's Pro Rata Share of the maintenance, repair, upkeep, and preservation expenses attributable to the land portion of the Property. Landlord's maintenance expenses shall include, but not be limited to, any expense which Landlord incurs pursuant to Paragraph 15 of this Lease and in contracting with independent contractors for services attributable to the maintenance, repair, upkeep and preservation of the Building or Property including but not limited to snow removal, maintenance, repairs, upkeep, parking lot maintenance and upkeep (including striping, seal coating, etc.), repair,


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          preservation and replacement of landscaping, parking areas, driveways and other Building common areas, as well as the lighting, sprinkling systems, water and other utilities associated therewith. If Landlord, pursuant to the terms of this Lease, contracts for or undertakes to perform any maintenance, repair or upkeep, such undertaking shall not relieve Tenant of its obligations and responsibilities set forth in this Lease.

          Anything contained in this Paragraph 4(b) to the contrary notwithstanding, Tenant shall not be required to reimburse Landlord for Landlord's insurance premiums which are attributable to the primary personal liability insurance coverage in the amount which Tenant is required to obtain and carry pursuant to Paragraph 14. It is the intent of this provision to make certain that Tenant is not required to pay for duplicating the cost of personal liability insurance to the extent that Tenant is required to carry the same under Paragraph 14.

     (C) ESTIMATED MONTHLY PAYMENT. Tenant shall pay to Landlord on a monthly basis, in addition to Rent, an amount equal to one-twelfth (1/12th) of Tenant's anticipated annual liability for reimbursement to Landlord for Real Estate Taxes/insurance/upkeep/maintenance/repairs (set forth in subparagraphs (a) and (b) above). For computation purposes, Tenant shall pay $4,166.00 month as Tenant's anticipated expense for said reimbursements for the first year (ending December 31st). If the amount of Tenant's actual liability for any calendar year exceeds the amount which Tenant has paid for such year, Tenant shall pay Landlord an amount equal to the deficiency within thirty (30) days after receipt of a bill from Landlord. The amount of Tenant's monthly payment may be adjusted from time to time by Landlord to reasonably reflect Tenant's monthly anticipated liability under subparagraphs (a) and (b) above. Landlord shall give Tenant thirty (30) days written notice of any such adjustment. Tenant's payments shall be treated as Rent for the purposes of this Lease.

     As used herein, the term "Tenant's Pro Rata Share" shall mean thirty nine (39%) percent. Pro Rata Share has been derived pursuant to Exhibit A attached hereto. In the event that when all the buildings shown on Exhibit A have been constructed, the buildings contain either a greater or lesser amount of square feet than shown on Exhibit A, Landlord and Tenant agree to prepare an addendum modifying this Lease, increasing or decreasing the Pro Rata Share, so that Tenant's Pro Rata Share will be the ratio the square footage contained in the Building bears to the total square footage of all buildings constructed on the Property.

(5) INSURANCE/HAZARD. In addition to the Rent hereinbefore specified, Tenant agrees to pay as additional Rent any increase on premiums for insurance against loss by fire that may be charged during the Term on the amount of insurance carried by the Landlord resulting from the business carried on in the Premises by the Tenant or the character of Tenant's occupancy, whether or not Landlord has consented to the same.

(6) LANDLORD PAYMENT. If Tenant shall default in any payment or expenditure other than Rent required to be paid or expended by Tenant under the terms hereof, Landlord may at its option, make such payment or expenditure, in which event the amount thereof shall be payable as Rent to Landlord by Tenant on the next ensuing Rent day together with interest at 15% per annum from the date of such payment or expenditure by Landlord and on default in such payment Landlord shall have the same remedies as on default in payment of Rent. Landlord and Tenant acknowledge that the charge set forth herein is a reasonable estimate of the expense and inconvenience which Landlord will be put to if payments are not made on time, and acknowledge that the actual damages which Landlord will or may suffer in such case are difficult or impossible to ascertain and measure.

(7) PLACE OF PAYMENT. All payments of Rent or other sums to be made to Landlord shall be made at such a place as Landlord shall designate in writing from time to time.



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(8)  ASSIGNMENT. Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet said Premises or any part thereof without the written consent of Landlord. Any assignment, transfer, hypothecation, mortgage, or subletting without said written consent shall give Landlord the right to terminate its Lease and to reenter and repossess the Premises.

(9) BANKRUPTCY AND INSOLVENCY. Tenant agrees that if the estate created hereby shall be taken in execution, or by other process of law, or if Tenant shall be declared bankrupt or insolvent, according to law, or any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of Tenant's property for the benefit of creditors, then and in such event this Lease may be canceled at the option of Landlord.

(10) RIGHT TO MORTGAGE. Tenant shall at any time upon not less than seven (7) days prior written notice from Landlord, execute, acknowledge and deliver to landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification, and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and
     (iii) any additional information, statements or certifications that may be reasonably required by any actual or prospective purchaser or mortgagee of the Building.

     This Lease, at Landlord's option, shall be subordinate to any mortgage, now or hereafter placed upon the Property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee shall elect to have this Lease prior to the lien of its mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage.

(11) USE AND OCCUPANCY. It is understood and agreed between the parties hereto that the Premises during the continuance of this Lease shall be used and occupied for any lawful use and for no other purpose or purposes. Tenant will not use the Premises for any purpose in violation of any law, municipal ordinance, or regulation, and that on any breach of this agreement Landlord may, at its option, terminate this Lease forthwith and reenter and repossess the Premises.

(12) FIRE. It is understood and agreed that if the Premises hereby leased be damaged or destroyed in whole or in part by fire or other casualty during the Term, Landlord will, upon collection, use its insurance proceeds for the repair and restoration of the Premises to good and tenantable condition with reasonable dispatch, and that the Rent herein provided for shall abate entirely in case the entire premises are untenantable and pro rata for the portion rendered untenantable, in case a part only is untenantable, until the same shall be restored to a tenantable condition; provided, however, that if Tenant shall fail to adjust its own insurance or to remove its damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be no abatement of Rent during the period of such delay, and provided further there shall be no abatement of Rent if such fire or other cause damaging or destroying the Premises shall result from the negligence or willful act of Tenant, its agents or employees, and provided further that if Tenant shall use any part of the Premises for storage during the period of repair a reasonable charge shall be made therefor against Tenant, and provided further that in case the Premises, or the Building shall be destroyed to the extent of more than one-half (1/2) of the value thereof, Landlord



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     may, at its option, terminate this Lease forthwith by a written notice to
     Tenant. Landlord's duty to restore shall at all times be conditioned upon collection of insurance proceeds.

(13) GLASS. Tenant agrees to keep any glass, including glass windows which are part of the Premises insured with a responsible insurance company in the name of Landlord and to deliver the policy or policies to Landlord and upon its failure to do so, Landlord may place such insurance and charge the same to Tenant as additional Rent as provided in Paragraph 6; but the failure on the part of Landlord to place such insurance does not release Tenant for any liability.

(14) INSURANCE/INDEMNIFICATION. Tenant, at its sole cost and expense, will procure and keep in effect during the Term personal liability and property damage insurance on an occurrence basis (and not on a "claims made" basis) for the benefit of Landlord in the sum of One Million and no/100 ($1,000,000.00) Dollars for damages resulting to one person and One Million and no/100 ($1,000,000.00) Dollars for damages resulting from one casualty, and Two Million and no/100 ($2,000,000.00) Dollars property damage insurance resulting from any one occurrence. The policies shall be written by insurance companies or carriers licensed to do business in the State of Michigan which are reasonably acceptable to Landlord. Tenant shall deliver said policies to Landlord and upon Tenant's failure to do so Landlord may at its option obtain such insurance and charge the same to Tenant as additional Rent as provided in Paragraph 6; but the failure on the part of Landlord to place such insurance does not release Tenant for any liability.

     Tenant agrees, at its sole cost and expense, during the entire Term, to procure, pay, and keep in full force and effect business interruption insurance and all risk property insurance, insuring against loss of income and Tenant's personal property (and the property of its customers, if applicable) located on or in the Premises. Tenant hereby releases and discharges Landlord and its members, officers, shareholders, partners, agents, employees, and representatives from any liability whatsoever arising from the interruption of Tenant's business or loss, damage, or injury to Tenant's property or to the property of others in or on the Premises, Building, or Property from any cause whatsoever, including fire or other casualty.

     Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, actions, damages, liabilities, costs and expenses in connection with all losses, including loss of life, personal injury and/or property damage from any cause whatsoever arising or occurring on or about the Property, Building or Premises arising out of or attributable to Tenant's use of the Property, Building or Premises.

     Landlord and Tenant hereby release and discharge each other and any officer, directors, shareholder, partner, member, or employee of each other of and from any liability whatsoever arising from loss, damage, or injury to property caused by fire or other casualty (irrespective of the cause of such fire or casualty and irrespective of whether or not insurance coverage is in effect) upon the expressed proviso that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant may in each instance revoke this waiver of subrogation effective thirty (30) days from the date of notice to the other, unless within such thirty (30) days period, the other is able to secure and furnish without additional expense insurance in other companies with such waiver of subrogation, or if such waiver can be obtained at additional expense, if the other agrees to pay such additional expense. The foregoing release shall not be deemed to impair Landlord's rights under Paragraph 39 below.

(15) REPAIRS/ALTERATIONS. Landlord, after receiving written notice from Tenant or independently discovering a condition on its own, and having reasonable opportunity thereafter to obtain the necessary workmen therefor, agrees to provide for the repair of the roof and the four outer walls of the Building but not the doors, door frames, the window glass, window casings, window frames, windows or any of the appliances or appurtenances of said doors or window casings, window frames



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     and windows, or any attachment thereto or attachments to Premises used in connection therewith. Landlord's expenses hereunder shall be part of Landlord's maintenance expenses under Paragraph 4(b) hereof.

     Except as provided in the paragraph above, Tenant covenants and agrees that Tenant will, at Tenant's own expense, during the continuation of this Lease, properly maintain and keep Premises and every part and component thereof including the doors, windows, fixtures, gutters, downspouts, HVAC system (heating and cooling), plumbing (including pipes), electric, other utility systems and all other appliances, appurtenances and equipment belonging or used in connection therewith in good repair and at the expiration of the Term yield and deliver up the same in like condition as when taken. All repairs and replacements shall be made in a quality manner and in a class at least equal to the original work. As part of Tenant's obligations hereunder, Tenant agrees to obtain a maintenance contract on the HVAC system with a qualified, reputable, competent firm which provides for maintenance and servicing of the HVAC system at least quarterly, such maintenance to include changing of filters and/or fuses and servicing of components of said system which are normally and customarily serviced. In the event that Tenant, after receiving notice from Landlord that a repair to the Premises is necessary to keep the same in good repair and condition, and fails to do so within a reasonable time, Landlord may at its option enter the Premises and make said repair and charge the same to Tenant as Additional Rent as provided in paragraph 6; but the failure on the part of Landlord to make said repair shall not release Tenant from any liability.

     Tenant shall not make any alterations, additions, or improvements to said Premises without the Landlord's written consent, and all alterations, additions, or improvements made by either of the parties thereto upon the Premises, except movable office furniture and trade fixtures put in at the expense of the Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the premises at the termination of this Lease, without molestation or injury. Provided, however, Landlord may, at any time, designate by written notice to Tenant those alterations, additions, or improvements to the Premises which, upon termination of the Lease, Tenant must remove. Tenant shall promptly remove, when requested, the alteration, additions, and improvements and repair any damage to the Premises caused by such removal or caused by the removal of Tenant's movable office furniture and trade fixtures.

     Tenant will, during the Term of this Lease, replace all light bulbs and fixtures located in the Building and keep the same in good working condition throughout the Term of this Lease.

     Upon vacating, Tenant will broom clean the shop area and clean the carpeting located in the Building.

(16) EMINENT DOMAIN. If the whole or any substantial part of the Premises are taken under the power of eminent domain, then the Term shall cease on the part so taken and the Rent shall be paid up to the date of such taking, and from that day the Tenant shall have the right to either cancel this Lease and declare the same null and void or to continue in possession of the remainder of Premises under the terms of this Lease, except that the Rent shall be reduced in proportion to the amount of the Premises taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for loss of business.

(17) RESERVATIONS. Landlord shall have free access at all times to the roof of the Premises. Tenant shall not erect any structures for storage or any aerial, or use the roof for any purpose without the written consent of Landlord. If the Premises consist of only part of a Building owned or controlled by Landlord, Landlord may enter the Premises at any reasonable time and install or repair pipes, wires,




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     and other Building systems and components or make any repairs deemed by
     Landlord essential for the use and occupancy of the other parts or portions of the Building. Tenant agrees that Landlord may enter the Premises at reasonable times and install or repair pipes, wires, and other appliances or make any repairs deemed by Landlord essential to the use and occupancy of the other parts of the Building.

(18) CARE OF PREMISES. Tenant shall not perform any acts or carry on any practices which may injure the Property or Building or be a nuisance or menace to the tenants in adjoining buildings and shall keep the Building and Property (including adjoining drives, streets, sidewalks, alleys, or yard) clean and free from rubbish and dirt at all times. In addition, Tenant shall use reasonable care to keep the Premises free from snow and ice at such times as they accumulate prior to Landlord's normal and customary snow and ice removal service. In the event Tenant shall not comply with these provisions, Landlord may enter upon the Premises and have rubbish and dirt removed and the Building cleaned, in which event Tenant agrees to pay all charges that Landlord shall pay including the cost of administration as provided in Paragraph 6.

(19) LEGAL COMPLIANCES. Tenant shall at its own expense under penalty of forfeiture and damages promptly comply with all lawful laws, orders, regulations or ordinances of all municipal, County and State authorities affecting the Premises and the cleanliness, safety, occupation and use of same.

(20) CONDITION OF PREMISES/IMPROVEMENTS AT TIME OF LEASE. Tenant acknowledges that Tenant has examined the Premises prior to the execution of this Lease and knows the condition thereof, and that no representations as to the condition or state of repairs thereof have been made by Landlord or its agents which are not herein expressed. Tenant hereby accepts the Premises in their present condition.

     Landlord shall complete any improvements subject to architectural and engineering plans attached hereto required to be made by Landlord pursuant to the terms of this Lease with reasonable diligence unless prevented therefrom by labor disputes, fire, usual delay in transportation, unavoidable casualty or other cause beyond Landlord's control. When Landlord has completed any improvements Landlord is required to make and the Premises are delivered to Tenant, if Tenant shall take occupancy of the Premises, then Tenant shall be deemed to have accepted the improvements in the condition delivered by Landlord without further representations or warranties from Landlord.

(21) TENANT'S LOSSES. Landlord shall not be responsible or liable to Tenant for any loss or damage to Tenant's property or business from any cause whatsoever including, but not limited to, loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any other portion of the Building, or for any loss or damage resulting to Tenant or its property from interruption of electric service or bursting, stoppage or leaking of water, gas, sewer or steam pipes, or any other cause whatsoever.

(22) RE-RENTING. Tenant hereby agrees that for a period commencing ninety (90) days prior to the termination of this Lease, Landlord may show the Premises to prospective tenants, and display in and about the Premises "TO RENT" signs.

(23) HOLDING OVER. If Tenant remains in possession of the Premises after the termination of this Lease and without execution of a new Lease or other written agreement signed by Landlord, Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month and shall be subject to the provisions of this Lease in effect on the day before the expiration of this Lease, except those terms relating to the Term and except that the monthly Rent shall be increased by One Hundred Fifty (150%) percent of the monthly Rent payable during the last month prior to the




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     termination of this Lease, without prejudice to any claim or damages which
     Landlord may have against Tenant for the failure of Tenant to vacate the Premises upon the termination of this Lease.

     If Tenant holds over, Tenant shall be required to give Landlord written notice of its intention to vacate the Premises no less than two (2) months prior to the first day of the month in which Tenant intends to vacate and Tenant shall vacate by the end of that month and shall be liable to Landlord for the Rent payment (as well as the additional payments/rent required to be made pursuant to paragraph 4 of this Lease for said month.

(24) GAS, WATER, HEAT, ELECTRICITY. Tenant will pay all charges made against the Premises for gas, water, heat, and electricity during the continuance of this Lease, as the same shall become due.

(25) SIGNS. No sign or awning shall be installed or displayed by Tenant on or about the Premises except as shall be approved in writing by Landlord and in accordance with all City building codes, including the obtaining to the extent necessary and required City approval, permits or licenses.

(26) ACCESS TO PREMISES. Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same. If Landlord deems any repairs necessary Landlord may demand that Tenant make the same and if Tenant refuses or neglects forthwith to commence such repairs and complete the same with reasonable dispatch Landlord may make or cause to be made such repairs. Landlord shall not be responsible to Tenant for any loss or damage that may occur to Tenant's property or business by reason of the repairs made or ordered to be made by Landlord. If Landlord makes or causes to be made repairs or replacements, Tenant agrees that it will forthwith on demand pay to Landlord the cost thereof including administration with interest as provided in Paragraph 6 hereof.

(27) DEFAULT/REENTRY. In case any Rent shall be due and unpaid or if default be made in any of the covenants herein contained, or if the Premises shall be deserted or vacated, then it shall be lawful for Landlord, its agents, representatives and assigns to reenter into and repossess the Premises, provided that Landlord shall have first given Tenant the notice which Landlord is required to give pursuant to subparagraphs (a) or (b) below, whichever shall be applicable. In addition to any other remedies that Landlord may have under this Lease or pursuant to law, in the event of default:

     (A) In the event Tenant shall fail to pay the Rent or make any of the other payments required by Tenant to be made pursuant to paragraph 4 hereof when due, Landlord may give Tenant written notice of such default and if Tenant shall fail to cure such default within seven (7) days, Landlord shall, in addition to its other remedies provided by law, have the remedies set forth in subparagraph 27(c) hereof.

     (B) If Tenant shall be in default in performing any of the terms of this Lease (other than those specified in Paragraph 27(a) above), Landlord may at its option (i) give Tenant written notice of such default, and if Tenant shall fail to cure such default within thirty (30) days, then Landlord shall, in addition to all other remedies provided by law, have the remedies set forth in subparagraph 27(c) hereof, or (ii) Landlord may cure such default for the account of Tenant and any sum so expended by Landlord shall be paid by Tenant with interest as provided in Paragraph 6.

     (C) If any Rent shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease, and such default has not been cured within the time provided in Paragraph 27(a) or Paragraph 27(b) above, whichever shall apply, or if the Premises are wrongfully abandoned or vacated, then Landlord, in addition to its other remedies provided by law, shall have the immediate right of re-entry. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided by law, Landlord may either terminate this Lease or from time to time, without terminating this Lease, relet the Premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. The proceeds of such reletting shall be applied: first, to the payment of any indebtedness of Tenant to Landlord other than Rent due hereunder; second, to the payment of any costs of such reletting, including the cost of alterations and repairs to the Premises, brokerage fees, etc.; third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should the proceeds of such reletting during any month be less than the monthly Rent reserved hereunder, then Tenant shall during each such month promptly pay any such deficiency to Landlord. Landlord reserves the right to bring any action or legal proceeding for the recovery of any deficiency remaining unpaid from time to time, without being obligated to wait until the end of the Term hereof.

(28) EXPENSES, DAMAGES, RE-ENTRY. In the event that Landlord shall, during the Term, obtain possession of the Premises by re-entry, summary proceedings, or otherwise, Tenant hereby agrees to pay Landlord the expense incurred in obtaining possession of the Premises and also all expenses and commissions which maybe paid in and about the letting of the same, and all other damages.

(29) REMEDIES NOT EXCLUSIVE. It is agreed that each and every of the rights and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law or in equity.

(30) QUIET ENJOYMENT. Landlord covenants that Tenant, on payment of all the aforesaid installments and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the Premises for the Term aforesaid.

(31) WAIVER. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a further breach of the same covenant or condition.

(32) DELAY OF POSSESSION. It is understood that if Tenant shall be unable to enter into and occupy the Premises at the time above provided, by reason of the Premises not being ready for occupancy, or by reason of the holding over of any previous occupancy of the Premises, or as a result of any cause or reason, Landlord shall not be liable in damages to Tenant therefor, but during the period Tenant shall be unable to occupy said premises as hereinbefore provided, the Rent therefor shall be abated and Landlord is to be the sole judge as to when the Premises are ready for occupancy.

(33) NOTICES. Any notice or other communication required or permitted to be given under this Lease must be given in writing and sent by certified mail, return receipt requested. Notices shall be deemed given when deposited in the U.S. mail with proper postage affixed and addressed to Tenant to its last known address or to the Premises and if to Landlord, to its last known address. Notice need be sent to only one Tenant where Tenant is more than one individual.

(34) GENDER. The gender of any word contained in this Lease shall not affect the meaning of this Lease, and whenever herein the singular number is used, the same shall include the plural, and any gender shall be deemed to include the masculine, feminine, or neuter genders.

(35) BINDING. The covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.

(36) LATE FEES. If any installment of Rent is unpaid for ten (10) days after Tenant receives written notice that the Rent is due, Tenant shall pay, in addition to all other charges, a charge of ten (10%) percent of the amount of such overdue installment to compensate Landlord for the cost and expense of said delay. Tenant agrees to pay a Fifty ($50.00) Dollar fee for any check returned for non-sufficient funds.

(37) WINDOW TREATMENTS. Tenant shall not install any shades, blinds or other window treatments in the Premises without the written consent of Landlord.

(38) RULES AND REGULATIONS. Tenant agrees to keep and use the Premises in a manner which shall be in compliance with all applicable laws, rules, regulations, orders and ordinances which relate to the Premises or which are imposed by reason of law and/or Tenant's use of the Premises, and further agrees not to suffer or permit the Premises to be used for any unlawful purpose, and to protect, defend and hold Landlord harmless from and against any and all liabilities, costs, expenses or damages that may result from or be due to or arise out of any infractions of or non-compliance with any of said laws, rules, regulations, orders or ordinances.

(39) ENVIRONMENTAL LAWS. Tenant, its agents, employees, invitees, contractors, sublessees or assignees, shall not do, or cause to be done, any work or activity upon or at the Premises which may cause the Premises, or any parts thereof, to be in violation of any federal, state or local environmental health or safety law, statute, ordinance, rule, regulation, order or decree, relating to the environment, or imposing liability or standards concerning or in connection with hazardous, dangerous or toxic materials, waste or substances, including any common law theories based on nuisance, negligence or strict liability (collectively the "Environmental Laws"). Tenant shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances (as hereinafter defined) or any other dangerous or toxic substances, or waste materials, except in compliance with all applicable Environmental Laws and shall not cause or permit the release of any Hazardous Substances upon the Premises or off site of the Premises. "Hazardous Substances" shall mean and include, without limitation, any flammable substances, explosives, radioactive materials, solid and liquid wastes, contaminants, pollutants or toxic matter or any substance regulated by any or defined as a hazardous substance or hazardous material by any law, statute, ordinance, rule, regulation, or order of any federal, state or local government body or entity or other governmental body or agency or organization.

     Tenant shall defend and indemnify Landlord from and against any losses, claims, damages, penalties, liabilities, costs (including clean-up costs) and expenses (including reasonable attorney's fees) resulting from Tenant, its agents, employees, invitees, contractors, sublessees or assignees breach or violation of this paragraph of this Lease or any Environmental Laws. The obligations and liabilities contained in this paragraph shall survive and continue in full force and effect and shall not be terminated, discharged or released irrespective of the termination or expiration of this Lease.

(40) ATTORNEY REVIEW. This Lease has been prepared for submission to your attorney for approval. No representation or recommendation is made as to the legal sufficiency, legal effect or tax consequences of this Lease or the transaction relating thereto; the parties shall rely solely upon the advice of their own legal counsel as to the legal and tax consequences of this Lease.

(41) LANDLORD'S IMPROVEMENTS. Landlord shall make the following improvements to the Premises at Landlord's expense in accordance with the architectural and engineering plans attached hereto as Exhibit B (which are incorporated herein and made a part of this Lease), using Landlord's Standard finishes. (All dimensions are plus or minus and are to be adjusted in the field.):

     (a) Parking - Parking areas will be completed with painted striping to city code. (See Site Plan Exhibit "A").

     (b)  Finishes:

          o All perimeter walls of the office area will be furred out with metal furring strips and 1/2" thickness drywall, nine (9) feet to height. Floors shall be standard concrete construction per Exhibit B.

          o Ceiling tiles 2' x 4' with metal grid. 2' x 2' ceiling tiles as shown on Exhibit "B".

          o Standard ceilings of 2'0" x 4'0" fissured white acoustical panels will be used in the office area.

     (c)  Resilient Flooring & Carpet:

          o Floors in the toilet areas will be finished with standard grade vinyl composition tile.

          o All areas which are to be finished with Resilient Tile and Carpet will be trimmed out and completed with a standard 4" high curved or straight vinyl base.

          o Floors in the General Office area of approximately 7,224 square feet will be finished with a commercial grade carpet (Allowance of $10 per sq. yd.) Includes cove base and V.C.T. tile, labor and material installation. Color to be chosen by Tenant.

     (d) Painting - Interior drywall surfaces are to be finished with one (1) application of primer and one (1) finish coat of white paint.

     (e)  Miscellaneous Specialties:

          o Grab bars are to be provided in each handicap accessible toilet compartment.

          o    Mirrors are to be provided at each vanity.

          o Toilet paper dispensers are to be provided within each toilet compartment.

          o Sink and cabinets to be installed in the lunchroom. Counter countertop with upper and lower cabinets and a disposal.

     (f)  Heating, Ventilating & Air Conditioning:

          o The Office area heating and cooling shall be a ducted system designed as follows:

                    Heat to 72 degrees Fahrenheit (F) inside when 0 degrees F outside. Cool to 75 degrees dry bulb inside at 90 degrees F outside. Standard thermostats.

          o The HVAC equipment and materials will be selected from the following:

          o Ceiling diffusers shall be adjustable pattern and lay-in with volume control dampers.

          o The packaged roof-top conditioning units with accessories shall be Lennox or "Trane" or equal.

          o The Warehouse heating system shall be per Mechanical Contractor layout and spec.

     (g)  Electrical:

          (1)  Service and Distribution:

               o The incoming, secondary electrical service work will include conduit, panel, switchgear, and cable work or per Edison code.

               o One (1) 1000-amp, three phase Edison service, per Edison code.

               o    Location on masonry wall/west wall.

          (2) Lighting - In the General Office (private offices, open office area) area we are providing 2'0" x 4'0" recessed, commercial fluorescent fixtures, lay-in type lens fixtures.

          (3)  Shop Lights - Plugs for 47-fixtures tenant will supply.

          (4) Exit Lights - Emergency and exit lights per code. In the event Tenant's racks require additional emergency lights/or exits Tenant will supply per fire marshal's requirements.

          (5) General Notes - This proposal does not include provision for an alarm system, a smoke detection system, a clock system, an intrusion alarm system, a sound system, a paging system, or other miscellaneous electrical signal systems, fax, dedicated lines.

          (6)  The interior of the Building will have a fire suppression system.

          (7)  All electrical to code.

(42) SECURITY DEPOSIT. Landlord herewith acknowledges the receipt of Sixty Three Thousand Five Hundred Seventy Two and 50/100 ($63,572.50) Dollars (the "Security Deposit"), which it is to retain as security for the faithful performance of all of the covenants, conditions and agreements of this Lease, but in no event shall Landlord be obliged to apply the same upon Rents or other charges in arrears or upon damages for Tenant's failure to perform the said covenants, conditions and agreements; Landlord may so apply the Security Deposit at its option; and Landlord's right to possession of the Premises for non-payment of Rent or for any other reason shall not in any event be affected by reason of the fact that Landlord holds this security. The Security Deposit if not applied toward the payment of Rent in arrears or toward the payment of damages suffered by Landlord by reason of Tenant's breach of the covenants, conditions and agreements of this Lease is to be returned to Tenant when this Lease is terminated, according to these terms, and in no event is the Security Deposit to be returned until Tenant has vacated the Premises and delivered possession to Landlord.

     In the event that Landlord repossesses itself of the said Premises because of Tenant's default or because of Tenant's failure to carry out the covenants, conditions and agreements of this Lease, Landlord may apply the Security Deposit upon all damages suffered to the date of said repossession and may retain the Security Deposit to apply upon such damages as may be suffered or shall accrue thereafter by reason of Tenant's default or breach. Landlord shall not be obliged to keep the Security Deposit as a separate fund, but may mix the Security Deposit with its own funds.

     In addition to the Security Deposit set forth above, Tenant herewith deposits with Landlord as additional security the sum of One Hundred Thousand ($100,000.00) Dollars (the "Additional Security Deposit"). The Additional Security Deposit shall be held, used and applied by Landlord upon the same terms and conditions and for the same purposes as is the Security Deposit. Tenant shall be permitted to request the return of the Additional Security Deposit any time after six (6) months after the Commencement Date, and provided that Tenant shall not have been in default under the terms of the Lease, Landlord shall, upon such request, return the Additional Security Deposit to Tenant within ten (10) days of receipt of such request.


(43) RECORDING. Tenant shall not record this Lease or a Memorandum of this Lease without the written consent of Landlord. In the event that Tenant records this Lease or a Memorandum without the written consent of Landlord, Tenant grants Landlord a limited power of attorney in Tenant's name to discharge the instrument which was recorded without Landlord's consent.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

WITNESSES:                LANDLORD:
                          INTERNATIONAL-WIXOM, LLC

                          By:
----------------------       ---------------------------------------------------
                                   Darryl S. Rogers
                          Its:     Member


                          TENANT:
                          ROCKWELL MEDICAL TECHNOLOGIES, INC.


                          By:
----------------------       ---------------------------------------------------


                          Its:
----------------------         -------------------------------------------------
                                                            Print Name and Title


Attachments:      Exhibit A - Site Plan
                  Exhibit B - Floor Plan

     In addition to the Security Deposit set forth above, Tenant herewith deposits with Landlord as additional security the sum of One Hundred Thousand ($100,000.00) Dollars (the "Additional Security Deposit"). The Additional Security Deposit shall be held, used and applied by Landlord upon the same terms and conditions and for the same purposes as is the Security Deposit. Tenant shall be permitted to request the return of the Additional Security Deposit any time after six (6) months after the Commencement Date, and provided that Tenant shall not have been in default under the terms of the Lease, Landlord shall, upon such request, return the Additional Security Deposit to Tenant within ten (10) days of receipt of such request.


(43) RECORDING. Tenant shall not record this Lease or a Memorandum of this Lease without the written consent of Landlord. In the event that Tenant records this Lease or a Memorandum without the written consent of Landlord, Tenant grants Landlord a limited power of attorney in Tenant's name to discharge the instrument which was recorded without Landlord's consent.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

WITNESSES:                LANDLORD:
                          INTERNATIONAL-WIXOM, LLC

                          By: /s/ Darryl S. Rogers
----------------------       ---------------------------------------------------
                                   Darryl S. Rogers
                          Its:     Member


                          TENANT:
                          ROCKWELL MEDICAL TECHNOLOGIES, INC.


                          By: /s/ Robert L. Chioini
----------------------       ---------------------------------------------------


                          Its: Robert L. Chioini Chairman & CEO
----------------------         -------------------------------------------------
                                                            Print Name and Title


Attachments:      Exhibit A - Site Plan
                  Exhibit B - Floor Plan




                                                                         Page 13